Exhibit 99.1

NEWS RELEASE

IMMEDIATE RELEASE

DATE: January 4, 2016

MEDIA CONTACT: Dan Lombardo, InvenTrust Properties Corp.

630-570-0605 or dan.lombardo@InvenTrustProperties.com

INVENTRUST PROPERTIES CORP. ANNOUNCES $1.4 BILLION PURCHASE AGREEMENT TO DIVEST UNIVERSITY HOUSE, ITS STUDENT HOUSING PLATFORM

Positions InvenTrust to Become a Pure-Play Retail REIT

Transaction Expected to Close in Mid – 2016

Oak Brook, Ill. – January 4, 2016 – InvenTrust Properties Corp. (“InvenTrust” or the “Company”) today announced that it has entered into a definitive purchase agreement (“Purchase Agreement”) with UHC Acquisition Sub LLC, a subsidiary of a joint venture formed between Canada Pension Plan Investment Board, GIC and Scion Communities Investors LLC (together “the Joint Venture”), under which the Joint Venture’s subsidiary will acquire InvenTrust’s student housing platform, University House Communities Group Inc. (“University House”).

“The sale of University House marks the culmination of our portfolio evolution strategy to focus our energies and investment capital into our multi-tenant retail platform,” said Thomas McGuinness, Chief Executive Officer and President of InvenTrust. “While University House has been a valuable component of InvenTrust’s portfolio, we are very excited about this transaction, which represents the conclusion of a robust evaluation process to maximize the value we receive for the platform. Following this important step and the recently announced spin-off of our non-core portfolio, we remain committed to our strategy of refining and tailoring our pure-play retail platform.”

“The sale of University House is another great example of our ability to negotiate and act on large, complex transactions,” said Michael Podboy, Chief Financial Officer and Chief Investment Officer of InvenTrust. “After a thorough assessment of the landscape for student housing, we believe now is the right time to sell our student housing platform.”

The Purchase Agreement’s gross all-cash value is $1.4 billion. Under the terms of the Purchase Agreement, the final net proceeds will be determined at the closing of the transaction following the determination of several events and closing considerations. The transaction is expected to close in mid-2016 subject to certain closing conditions. InvenTrust intends to explore all options regarding the use of the net proceeds from the University House transaction.

Advisors

Citigroup and JP Morgan are acting as financial advisors to InvenTrust. Skadden, Arps, Slate, Meagher & Flom LLP and Hunton & Williams LLP are acting as legal counsel to InvenTrust.

ABOUT INVENTRUST PROPERTIES CORP.

As of September 30, 2015, InvenTrust owned 128 multi-tenant retail properties (including 18 JV assets), comprising 19 million square feet of retail space in 24 states.

Forward-Looking Statements Disclaimer

Forward-Looking Statements in this press release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future and are typically identified by words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. These statements include statements about our plans and strategies and future events, including the sale of University House; the consideration for the University House transaction the anticipated timing to close the University House transaction; the retail strategy; and the use of proceeds, among other things. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain and involve known and unknown risks that are difficult to predict. Factors that may cause actual results to differ materially from current expectations include, among others, the potential failure to satisfy closing conditions with respect to the transaction; and our ability to execute on our strategy. For further discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see the Risk Factors included in InvenTrust’s most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Report on Form 10-Q, in each case as filed with the Securities and Exchange Commission. InvenTrust intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, except as may be required by applicable law. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.